EXHIBIT 10.1

SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

THIS SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT (“Agreement”) is made and entered into as of January 2, 2023, by and between Seaboard Corporation, a Delaware corporation (the “Company”), and Robert L. Steer, an individual (the “Executive” or “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Seaboard Corporation 409A Executive Retirement Plan, amended and restated effective January 1, 2013 (the “Plan”); and

WHEREAS, Executive is a participant in the Plan, and the Company desires to provide for the payment of a supplemental retirement benefit based on the benefit payable to the Executive pursuant to the provisions of the Plan;

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.Defined Terms.  Terms used herein which are not defined shall have the meanings given to such terms pursuant to the Plan.

2.Supplemental Retirement Benefits.  On such date as Executive’s pre-tax 2013 Accrued Benefit is paid to him pursuant to the provisions of the Plan (the “SERP Payment Date”), the Company shall make an additional payment to Executive in an amount equal to the difference, if positive, between:

(a)the Actuarial Value of Executive’s Pre-2013 Accrued Benefit Amount determined as provided by the Plan as of the SERP Payment Date, but determined by using the average annual interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the 36-month period ending on November immediately preceding the 2022 Plan Year ending on December 31, 2022; LESS

(b)the Actuarial Value of the Pre-2013 Benefit Amount determined in accordance with the terms of the Plan as of the SERP Payment Date.

3.Incorporation by Reference.  The following provisions of the Plan are incorporated by reference into this Agreement, with all references to “Plan” therein being deemed to be a reference to “Agreement”:  Section 6.7, Article VII, Article VIII, Article IX, Article X, Article XI and Article XII.

4.No Amendment of Plan.  Neither this Agreement nor any of the terms hereof shall be deemed to be an amendment or modification of the Plan.

5.Not a Contract of Employment. The terms and conditions of this Agreement shall not be deemed to constitute a contract of employment between the Company and Executive. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice unless otherwise provided in a written employment agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

SEABOARD CORPORATION

By:	/s/ David H. Rankin
David H. Rankin, Executive Vice President
and Chief Financial Officer

By:	/s/ Robert L. Steer
Robert L. Steer, Executive